SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.  20549


                             FORM 8-K


                          CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


           Date of Report
  (Date of earliest event reported)           February 24, 1997


               B A N C O R P   H A W A I I,   I N C.
     --------------------------------------------------------
      (Exact name of registrant as specified in its charter)


       Hawaii                   1-6887            99-0148992
------------------------     -----------      ------------------
(State of incorporation)     (Commission        (IRS Employer
                             File Number)     Identification No.)


  130 Merchant Street, Honolulu, Hawaii               96813
 -----------------------------------------        ------------
 (Address of principal executive offices)          (Zip Code)


      (Registrant's telephone number,
         including area code)             (808) 643-3888

Item 5.    Other Events.

            On February 24, 1997, the registrant ("BHI") and CU Bancorp (NASDAQ:CUBN), executed a definitive merger agreement. The merger would result in the acquisition by BHI of California United Bank, a California-chartered bank that is the sole subsidiary of CU Bancorp. California United Bank serves middle market businesses and consumers throughout Southern California from 21 branches in Westwood, the San Gabriel and San Fernando valleys, the South Bay and Ventura and Orange Counties.

            The transaction will be structured as a merger of CU Bancorp into BHI, and is intended to be tax-free to CU Bancorp shareholders with respect to BHI stock received. The merger, which will be accounted for as a purchase transaction, will convert outstanding CU Bancorp stock into rights to receive $15.34 per share in cash and/or BHI stock. At least 60% and not more than 80% of CU Bancorp's stock will be subject to stock-for-stock conversion. The total merger consideration will be approximately $183 million. CU Bancorp has issued a stock option to BHI that, following certain events, would permit BHI to purchase shares equal to 19.9% of CU Bancorp's outstanding stock at a price of $13.00 per share.

            The transaction is expected to close before the end of the third quarter of 1997, subject to approval by CU Bancorp shareholders and federal and state regulators. The transaction is expected to add to BHI earnings in the first full calendar year of 1998.

            The statements in the preceding paragraph constitute forward-looking statements (within the meaning of Private Securities Litigation Reform Act of 1995). Those and any other forward-looking statements made by BHI as to the acquisition or its results, and/or as to future operating results or the future financial condition of BHI, CU Bancorp, or their respective subsidiaries, involve significant risks and uncertainties.
Actual results may differ materially from the anticipated results or other expectations expressed in any such forward-looking statements. Factors that might cause such differences include, but are not limited to: (1) expected cost savings related to or arising from the proposed transaction cannot be fully realized or realized within the expected time frame; (2) income or revenues following the proposed transaction are lower than expected or operating costs are higher; (3) competitive pressure among depository institutions increase significantly; (4) costs or difficulties related to the integration of the management of BHI and CU Bancorp are greater than expected; (5) changes in the interest rate environment reduce interest margins; (6) general economic conditions, including acquisition and growth opportunities, either nationally or in the states in which the BHI, CU Bancorp or the combined company do business, are less favorable than expected; (7) legislation or regulatory changes adversely affect the businesses of BHI, CU Bancorp and/or the combined company; or (8) market or other factors adversely impact the market price of BHI. Further information on other factors which could affect the future financial results of BHI is included in other filings by BHI with the Securities and Exchange Commission.

                             SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  February 25, 1997              BANCORP HAWAII, INC.


                                      /s/ RICHARD J. DAHL
                                             (Signature)

                                      Richard J. Dahl
                                      President and Chief
                                        Operating Officer